                                                         Exhibit 23

                                                         Exelon Corporation

                                                         Form 11-K File No. 1-16169

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-175162) of Exelon Corporation of our report dated June 13, 2014, with respect to the statements of net assets available for benefits of the Constellation Energy Group, Inc. Employee Savings Plan as of December 31, 2013 and 2012, the related statement of changes in net assets available for benefits for the year ended December 31, 2013, and the related supplemental schedule of Schedule H, line 4i-schedule of assets (held at end of year) as of December 31, 2013, which appears in the December 31, 2013 annual report on Form 11-K of the Constellation Energy Group, Inc. Employee Savings Plan.

/s/ WASHINGTON, PITTMAN & McKEEVER, LLC

Chicago, Illinois

June 24, 2014